EXHIBIT 99.1

Contact at 214/432-2000 Steven R. Rowley President & CEO

Arthur R. Zunker, Jr. Senior Vice President & CFO

News For Immediate Release

EAGLE MATERIALS INC. COMPLETES PURCHASE
OF REMAINING INTEREST IN
ILLINOIS CEMENT COMPANY

(Dallas, TX January 11, 2005): Eagle Materials Inc. (NYSE: EXP and EXP.B) announced today that it has completed the purchase of the remaining interest in Illinois Cement Company joint venture. The purchase price was $72 million in cash for the 50% joint venture interest. EXP funded this transaction primarily from borrowings under a new $350 million senior credit facility led by JPMorgan. Illinois Cement Company was originally formed in 1972 and operates a cement plant in LaSalle, Illinois.

Eagle Materials Inc. is a Dallas-based company that manufactures and distributes Cement, Gypsum Wallboard, Recycled Paperboard and Concrete and Aggregates.

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     Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when the Company is discussing its beliefs, estimates or expectations. These statements are not guarantees of future performance and involve a number of risks and uncertainties. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. The principal risks and uncertainties that may affect the company’s actual performance include the following: the cyclical and seasonal nature of the Company’s business; public infrastructure expenditures; adverse weather; availability of raw materials; unexpected operational difficulties; governmental regulation and changes in governmental and public policy; changes in economic conditions specific to any one or more of the Company’s markets; competition; announced increases in capacity in the gypsum wallboard and cement industries; general economic conditions; and interest rates. These and other factors are described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2004 and in its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2004. These reports are filed with the Securities and Exchange Commission.